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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We have issued our report dated February 16, 2001, accompanying the consolidated Financial Statements included in the Annual Report of Halsey Drug Co., Inc. on Form 10-K for the year ended December 31, 2000 which is incorporated by reference in this Registration Statement. We consent to incorporation by reference of the aforementioned Report.



/s/Grant Thornton LLP
---------------------
GRANT THORNTON LLP
New York, New York
June 15, 2001